Exhibit 99.2
CORNERSTONE THERAPEUTICS ANNOUNCES $70 MILLION STRATEGIC
TRANSACTION WITH CHIESI FARMACEUTICI SpA
-	CORNERSTONE GAINS EXCLUSIVE 10-YEAR LICENSE FOR U.S. COMMERCIAL RIGHTS TO MARKETED RESPIRATORY DRUG, CUROSURF®, AND RECEIVES CASH PROCEEDS OF $15.5 MILLION

-	CORNERSTONE RECEIVES FIRST RIGHT OF OFFER ON ALL CHIESI DRUGS INTENDED TO BE COMMERCIALIZED IN THE U.S.
Cary, N.C., May 7, 2009 — Cornerstone Therapeutics Inc. (Nasdaq CM: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing prescription medications primarily for respiratory indications, today announced a strategic transaction with Chiesi Farmaceutici SpA, a leading European pharmaceutical company headquartered in Parma, Italy, valued at $70 million, based on the 10-day average closing share price of Cornerstone. Under the terms of the agreement, Cornerstone will issue 11.9 million shares of common stock and receive an exclusive 10-year license with renewable rights for the U.S. commercial rights to Chiesi’s Curosurf® product, the world leading treatment approved by the U.S. Food and Drug Administration (FDA) for Respiratory Distress Syndrome (RDS) in premature infants, and $15.5 million in cash. Cornerstone will also receive first right of offer on all new products and technology Chiesi intends to market in the U.S.
This transaction enables Cornerstone to:
•	Further diversify its revenue base by adding an FDA approved marketed product, Curosurf, with a leading market position and a proprietary manufacturing process;

•	Broaden its respiratory therapeutic reach and customer base;

•	Strengthen the Company’s balance sheet; enabling Cornerstone to accelerate the development of its existing product pipeline, evaluate additional opportunities to enhance its product portfolio and support further growth in its sales force to expand reach; and

•	Establish a long-term relationship with a leading European pharmaceutical company with the first right of offer on all products Chiesi intends to commercialize in the U.S.
As part of the transaction, Craig Collard, Cornerstone’s President and CEO, and Steven Lutz, Cornerstone’s Executive Vice President, Manufacturing and Trade, have agreed to sell an aggregate of 1.6 million shares to Chiesi at $5.50 per share. The combined number of common shares held by Chiesi, after giving effect to the purchase of the 1.6 million common shares and the issuance of approximately 11.9 million common shares, will be approximately 13.5 million shares, or approximately 51 percent of Cornerstone’s fully diluted common shares outstanding.
Curosurf, which is a natural lung surfactant, is currently available in over 50 countries, including the U.S. and most of Europe, and has been administered to approximately 1,000,000 infants since 1992. In the U.S., Curosurf is indicated for the treatment of RDS in premature infants. RDS is one of the most common lung disorders in premature babies. It affects about 10 of every 100 premature infants in the U.S., or about 40,000 babies, each year. RDS can lead to serious complications and is one of the most common causes of neonatal mortality. For 2008, Curosurf’s U.S. net sales were over $30 million. The drug currently maintains 44 percent market share in the U.S., more than 80 percent market share in Europe and 59 percent market share worldwide.
“We believe this is a truly transformative transaction for Cornerstone, providing us with a market leading proprietary respiratory product, significant capital and access to future products in our core therapeutic area at our discretion,” said Mr. Collard. “Curosurf is an excellent product with a world leading market position, strong brand recognition, a proprietary manufacturing process, and solid growth potential.

Adding $15.5 million to our balance sheet supports the continuing development of our existing product pipeline and will allow us to grow our sales organization to better position us for growth with our current and future products. We will also be in a good position to evaluate and execute on opportunities to acquire or in-license other high-quality respiratory drugs. This agreement provides us with the opportunity to work closely with Chiesi, one of Europe’s most highly-respected and successful pharmaceutical companies, and achieves our stated goal of making a significant product acquisition in 2009 and increasing our penetration in the respiratory market.”
“Our investment in Cornerstone demonstrates our confidence in their ability to continue growing their business in an efficient and strategic manner,” said Alberto Chiesi, Chiesi’s President & CEO. “Moreover, as the respiratory therapeutic space represents approximately 46 percent of our business, we are pleased to establish a relationship with a company with the good respiratory expertise that Cornerstone possesses. We believe this agreement has the potential to meaningfully increase our footprint in the U.S., the world’s largest pharmaceutical market.”
The closing of the transaction is subject to the approval of Cornerstone’s stockholders, receipt of regulatory approvals and other customary closing conditions. The parties anticipate that the stockholders’ meeting will be held in the third quarter of 2009. The board of directors of each company has approved the agreements. Houlihan Lokey served as financial advisor to Cornerstone, and Clifford Chance US LLP provided legal counsel to Cornerstone. Morgan, Lewis & Bockius LLP provided legal counsel to Chiesi.
Cornerstone will provide further details on this transaction during today’s previously scheduled earnings conference call, which will begin at 8:30 AM ET. To participate in the live conference call, please dial 866-783-2137 (U.S. callers) or 857-350-1596 (international), and provide passcode 84050385. A live webcast of the call will also be available through the Investor Relations section of the Company’s Web site. Please allow extra time prior to the webcast to register, download and install any necessary audio software.
The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning today at 11:30 AM ET at 888-286-8010 (U.S. callers) or 617-801-6888 (international), and provide passcode 21539068.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with five regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates
About Chiesi
Founded in Italy in 1935, Chiesi sells its products across five continents via 22 direct affiliates, and maintains three manufacturing plants and three research centers. In 2008, Chiesi achieved revenues of 748 million Euro (up 14.3% over 2007) and its investments in research totaled 108 million Euro, representing 14.4% of consolidated sales. Chiesi employs over 3,200 people, including over 300 in R&D. In addition, Chiesi maintains global alliances with some of the world’s leading pharmaceutical companies, including Takeda Pharmaceuticals, Tanabe Seiyaku, 3M, Abbott, GSK, Novartis, Nycomed, and Pfizer.

Safe Harbor Statement
Statements in this press release regarding the proposed transaction between Chiesi and the Company; the benefits and synergies of the transaction; the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” ”plan,” “should,” “target,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the transaction; the expected timeline for completing the transaction; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products, including difficulties relating to the manufacture of ZYFLO CR® tablets; the possibility that the FDA will take enforcement action against us or one or more of our marketed drugs that do not have FDA-approved marketing applications; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to obtain and maintain regulatory approvals to market and sell our products that do have FDA approved marketing applications; our ability to enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with Nasdaq listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates; and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the SEC) on March 26, 2009, and other filings that we make with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Important Information
Cornerstone will file a proxy statement and other documents regarding the transaction described in this press release with the SEC. Investors and security holders are urged to read the proxy statement carefully when it becomes available, because it will contain important information about Cornerstone and the transaction. A definitive proxy statement will be sent to stockholders of Cornerstone seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Cornerstone with the SEC at the SEC’s website at www.sec.gov or from Cornerstone’s website at www.crtx.com. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518, attention: Chief Financial Officer.

Participants in Solicitation
Cornerstone and its directors, members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Cornerstone in connection with the transaction. Information about Cornerstone and its directors and executive officers can be found in Cornerstone’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008 previously filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement relating to the transaction when it becomes available.
ZYFLO CR® is a trademark of Cornerstone Therapeutics Inc. Curosurf® is a trademark of Chiesi Farmaceutici SpA.
Investor Relations Contacts:
FD
Evan Smith/Brian Ritchie
212-850-5600
evan.smith@fd.com/brian.ritchie@fd.com
Media Relations Contact:
FD
Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com

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